Exhibit 19

INSIDER TRADING POLICY

I.	PURPOSE OF POLICY

The purpose of this Insider Trading Policy is to promote compliance by all Directors, Officers and Associates of BankFinancial Corporation and its subsidiaries, BankFinancial, NA, Financial Assurance Services, Inc. and BF Asset Recovery Corporation (referred to collectively as "BankFinancial"), with 1) the restrictions and prohibitions that federal and state securities laws impose on the trading in the securities of an issuer while in the possession of material nonpublic information about the issuer and 2) the Pension Protection Act of 2006 and related federal regulations

II.	ADMINISTRATION

The Chief Executive Officer of BankFinancial shall appoint a Trading Compliance Committee (the “TCC”) to administer this Insider Trading Policy, to establish procedures to carry out its purposes and intent, to interpret its provisions when necessary or advisable, and to render the decisions required by this Insider Trading Policy.

III.	SCOPE OF POLICY

This Insider Trading Policy applies to all Directors, Officers and Associates of BankFinancial and to their “Related Persons.” The following persons are considered your “Related Persons” for the purposes of this Insider Trading Policy:

●	Your spouse and minor children;

●	Anyone else residing in your household, other than a temporary guest;

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Any business, including a corporation, limited liability company and limited partnership, in which you or a Related Person has a 10% or larger ownership interest, or which you otherwise control or over which you exercise a controlling influence;

●	Partnerships in which you or a Related Person is a general partner;

●	Trusts of which you or a Related Person is a trustee; and

●	Estates of which you or a Related Person is an executor or executrix.

In addition to personally complying with the provisions of this Insider Trading Policy, all Directors, Officers and Associates of BankFinancial are responsible for providing their Related Persons with a copy of this Insider Trading Policy, for taking such reasonable steps as are within their ability and control to obtain the commitment of their Related Persons to comply with its provisions, and to monitor their compliance with its provisions.

INSIDER TRADING POLICY

IV.	DEFINITIONS

A.	ASSOCIATE

An “Associate” is an employee of BankFinancial who is not an Officer.

B.	ASSOCIATE TRADING WINDOW

An “Associate Trading Window” is any period of time during which Associates and their Related Persons may engage in Restricted Stock Transactions unless the Associate or Related Person is in possession of material nonpublic information relating to BankFinancial at such time. Each year, the TCC will publish the periods of time during that year that will be considered Associate Trading Windows. After an Associate Trading Window has been established, the TCC may terminate or modify it in any manner that the TCC deems appropriate, without prior notice.

C.	DIRECTOR

A “Director” is any person who is a member of the Board of Directors of BankFinancial Corporation or BankFinancial, NA

D.	EXECUTIVE OFFICER

An “Executive Officer” is an Officer who holds the office of Chairman, Chief Executive Officer, President, Regional President or Executive Vice President of BankFinancial Corporation or BankFinancial, NA

E.	OFFICER

An “Officer” is an employee of BankFinancial who holds the title of Assistant Vice President or higher.

F.	OFFICER TRADING WINDOW

An “Officer Trading Window” is any period of time during which Officers and their Related Persons may engage in Restricted Stock Transactions unless the Officer or Related Person is in possession of material nonpublic information relating to BankFinancial at such time. Each year, the TCC will publish the periods of time during that year that will be considered Officer Trading Windows. After an Officer Trading Window has been established, the TCC may terminate or modify it in any manner that the TCC deems appropriate, without prior notice.

G.	OTHER RESTRICTED PERSON

An “Other Restricted Person” is a person who holds the office of Senior Vice President in the Finance Division of BankFinancial, NA, and any other person who is notified by the TCC or the Chief Executive Officer that he or she has been deemed to be an Other Restricted Person. Any person who is deemed to be an Other Restricted Person shall continue to be an Other Restricted Person for all purposes of this Insider Trading Policy until such time as the TCC or the Chief Executive Officer notifies such person in writing or by electronic mail that he or she has ceased to be an Other Restricted Person.

H.	RESTRICTED STOCK TRANSACTION

A “Restricted Stock Transaction” is any of the following:

●	Purchasing any BankFinancial stock;

●	Selling any BankFinancial stock; and

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Making or changing an investment election relating to the purchase or sale of BankFinancial stock in a Section 401(k) plan or any other retirement or employee benefit plan, provided that purchasing or selling, or changing an investment direction with respect to, BankFinancial stock held or to be held in a BankFinancial 401(k) Plan account shall not be considered a Restricted Stock Transaction unless the transaction was conducted by the BankFinancial 401(k) Plan participant at a time when he or she was in possession of material nonpublic information concerning BankFinancial.

INSIDER TRADING POLICY

I.	WHEN INFORMATION IS CONSIDERED MATERIAL

Information is considered "material" under the federal and state securities laws if there is a substantial likelihood that a reasonable investor would consider the information important in deciding whether to buy, sell or hold a stock or other security, or if the information is likely to have a significant effect on the market price of the stock or other security.

Material information can be positive or negative, and it can relate to virtually any aspect of a company's business. The following are some examples of the types of information that could be considered material information about BankFinancial:

●	Unpublished financial or operating results;

●	News of a pending or proposed merger or significant transaction;

●	Significant changes in corporate objectives or strategies;

●	News of a significant sale or purchase of assets;

●	Resignation of BankFinancial’s independent auditor; and

●	Changes in dividend policies.

Many other types of information might be considered material depending on the facts and circumstances. Whether information is considered material must be constantly reevaluated based on current facts and circumstances. If you are unsure of whether you are in possession of material nonpublic information at any point in time, you should discuss the facts and circumstances with a member of the TCC before engaging in any Restricted Stock Transaction.

J.	WHEN INFORMATION IS CONSIDERED NONPUBLIC

Information is considered "nonpublic" if it is not available to the general public. For information to be considered available to the general public, it must be communicated or made available to investors and potential investors through the filing of a periodic or special report (such as a current report on Form 8-K, a quarterly report on Form 10-Q, or an annual report on Form 10-K) with the Securities and Exchange Commission, or through the issuance of a press release or other public communication by BankFinancial.

V.	PROHIBITIONS

A.	GENERAL PROHIBITION

Federal and state securities laws prohibit any person who is in possession of material nonpublic information concerning a company from purchasing or selling the securities of that company, and from “tipping” other persons about material nonpublic information concerning the company. All Directors, Officers and Associates of BankFinancial shall comply with these laws.

B.	PROHIBITED TRANSACTIONS IN BANKFINANCIAL STOCK

No Director, Officer, Associate or a Related Person of a Director, Officer or Associate may:

●	Engage in a Restricted Stock Transaction while in possession of material nonpublic information relating to BankFinancial;

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Cause or knowingly permit a Related Person or any other person or entity to engage in a Restricted Stock Transaction while in possession of material nonpublic information relating to BankFinancial; and,

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Without the prior written consent of the Corporate Governance and Nominating Committee of the Board of Directors, no Director, Officer, Associate or a Related Person of a Director, Officer or Associate may: hold stock in a margin account or pledge stock as collateral for a loan; or,

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Purchase or sell options, warrants or similar instruments on BankFinancial stock or engage in “short sales” of BankFinancial stock, or cause or knowingly permit a Related Persons to purchase or sell options, warrants or similar instruments on BankFinancial stock or engage in “short sales” of BankFinancial stock.

INSIDER TRADING POLICY

C.	PROHIBITED DISCLOSURE OF INFORMATION

No Director, Officer or Associate may provide, or cause or knowingly permit a Related Person to provide, material nonpublic information concerning BankFinancial to anyone inside or outside BankFinancial, except as follows:

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Subject to the restrictions of this Insider Trading Policy, Directors, Officers and Associates may internally communicate material nonpublic information to other Directors, Officers and Associates only when there is a reasonable business need for such communication; and

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Directors, Officers and Associates may communicate material nonpublic information to bank regulatory personnel, independent auditors, investment bankers, outside legal counsel, other vendors or persons having an actual or prospective contractual relationship with BankFinancial, and persons or governmental agencies of authorities having a legal right to such information, but only if the communication has been authorized by an Executive Officer and the person receiving the information has agreed, in writing if such person is not under a legal obligation to maintain confidentiality, to keep such information confidential.

VI.	CONDITIONS TO ENGAGING IN RESTRICTED STOCK TRANSACTIONS

A.	ASSOCIATES

An Associate and a Related Person of an Associate who is not in possession of material nonpublic information relating to BankFinancial may engage in Restricted Stock Transactions during any period of time designated by the TCC as an Associate Trading Window. No Associate or Related Person of an Associate may engage in a Restricted Stock Transaction at any other time.

B.	OFFICERS

An Officer and a Related Person of an Officer who is not in possession of material nonpublic information relating to BankFinancial may engage in Restricted Stock Transactions during any period of time designated by the TCC as an Officer Trading Window. No Officer or Related Person of an Officer may engage in a Restricted Stock Transaction at any other time.

C.	DIRECTORS, EXECUTIVE OFFICERS, AND OTHER RESTRICTED PERSONS

Subject to Section VII of this Policy, a Director, Executive Officer or Other Restricted Person and a Related Person of a Director, Executive Officer or Other Restricted Person who is not in possession of material nonpublic information relating to BankFinancial may engage in Restricted Stock Transactions during any period of time restricted by the TCC as an Officer Trading Window, but only if the Director, Executive Officer, Other Restricted Person or any Related Person of a Director, Executive Officer or Other Restricted Person first receives the prior approval of the TCC, in writing or by electronic mail, to engage in the Restricted Stock Transactions and complies with all conditions upon which the TCC granted such approval. No Director, Executive Officer or Other Restricted Person or any Related Person of a Director, Executive Officer or Other Restricted Person may engage in a Restricted Stock Transaction at any other time, or without the prior approval of the TCC.

D.	ADDITIONAL RESTRICTIONS ON DIRECTORS AND EXECUTIVE OFFICERS

No Director or Executive Officer or any Related Person of a Director or Executive Officer may sell any BankFinancial stock within six months of purchasing any BankFinancial stock, and any profit resulting from any purchase and sale of BankFinancial stock within such six month period shall be paid to BankFinancial Corporation to the extent required by applicable law.

INSIDER TRADING POLICY

VII.	SECTION 401(K) PLAN TRANSACTIONS

This Insider Trading Policy applies to purchases and sales of BankFinancial stock that are conducted through the BankFinancial and Subsidiaries Associate Investment Plan (the “BankFinancial 401(k) Plan”), including ongoing purchases of BankFinancial stock that are made pursuant to investment elections.  Rule 10b5-1(c) of the Securities and Exchange Commission permits Section 401(k) plan participants to provide a plan trustee with instructions for the purchase and sale of stock under prearranged criteria.  An instruction given by a BankFinancial 401(k) Plan participant while the participant is not in the possession of material nonpublic information will provide the participant with additional flexibility to make planned purchases or sales of stock in a BankFinancial 401(k) Plan account without regard to the timing of the purchases or sales.

BankFinancial permits purchases and sales of BankFinancial stock through the BankFinancial 401(k) Plan as follows:

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Except at times when taking such actions would violate the federal securities laws due to his or her possession of material nonpublic information concerning BankFinancial, an Executive Officer, Other Restricted Person, Officer or Associate may instruct the Trustee of the BankFinancial 401(k) Plan at any time, without regard to Officer or Associate Trading Windows, to purchase or sell BankFinancial stock for the account of the Associate, including instructions to make future investments in BankFinancial stock from existing and future contributions to the account of the Associate. The instruction shall be given in the manner prescribed by the Trustee, and shall include such information as the Trustee may require.  Except at times when taking such actions would violate the federal securities laws due to possession of material nonpublic information concerning BankFinancial, an Executive Officer, Other Restricted Person, Officer or Associate may also make, change or cancel investment elections involving BankFinancial stock held or to be held in the BankFinancial 401(k) Plan at any time.

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Notwithstanding the foregoing, no Executive Officer or Other Restricted Person may instruct the Trustee to purchase or sell BankFinancial stock, or make, change or cancel any investment election involving BankFinancial stock, without receiving the prior approval of the TCC, in writing or electronic mail. Each Executive Officer, Other Restricted Person, Officer and Associate is personally responsible for complying with the federal securities laws when engaging in any 401(k) Plan transaction involving BankFinancial stock.

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The TCC will in no event be deemed, by its approval of any instructions to the Trustee of the BankFinancial 401(k) Plan, to have represented that the instruction complies with Rule 10b5-1(c) of the Securities and Exchange Commission or to have assumed any liability or responsibility to any Director, Officer, Associate, Related Person or any third party if the instruction does not comply with the Rule 10b5-1(c).

VIII.	PRE-APPROVED TRADING PLANS

Rule 10b5-1(c) of the Securities and Exchange Commission permits the establishment of Trading Plans for the purchase and sale of stock under prearranged criteria. A Trading Plan established by a person who is not in the possession of material nonpublic information will provide such person with additional flexibility to make planned purchases or sales of stock without regard to the timing of the purchases or sales, but only if the Trading Plan is not changed and is in fact followed.

BankFinancial permits Pre-Approved Trading Plans as follows:

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An Associate or a Related Person of an Associate who intends to engage in Restricted Stock Transactions involving 1,000 or more shares of BankFinancial stock in any calendar year may submit a proposed Trading Plan to the TCC. Each proposed Trading Plan shall include a description of the amount of BankFinancial stock the Associate or Related Person intends to purchase or sell, the date or dates on which the Associate or Related Person proposes to purchase or sell the shares of BankFinancial stock, the account in which the BankFinancial stock will be purchased or sold, the price or other conditions under which the Associate or Related Person proposes to purchase or sell the BankFinancial stock, provision for any required cooling-off period, any certifications required by SEC regulation and such other information as the TCC may require. If the TCC approves the Restricted Stock Transactions set forth in the Trading Plan, it will so advise the Associate or Related Person in writing or by electronic mail, and the Associate or Related Person may thereafter conduct the Restricted Stock Transactions in accordance with the Trading Plan, as approved by the TCC, whether or not the date or dates of the transactions are inside or outside an Associate Trading Window. An Associate or a Related Person of an Associate cannot change, cancel or fail to implement a Trading Plan once it is approved by the TCC except as may thereafter be approved by the TCC and as permitted by applicable law and regulations.

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Subject to Section VII of this Policy, a Director, Officer (including an Executive Officer) or Other Restricted Person, or a Related Person of a Director, Officer or Other Restricted Person who intends to engage in any Restricted Stock Transactions may submit a proposed Trading Plan to the TCC. Each proposed Trading Plan shall include a description of the amount of BankFinancial stock the Director, Officer, Other Restricted Person or Related Person intends to purchase or sell, the date or dates on which the Director, Officer, Other Restricted Person or Related Person proposes to purchase or sell the shares of BankFinancial stock, the account in which the BankFinancial stock will be purchased or sold, the price or other conditions under which the Director, Officer, Other Restricted Person or Related Person proposes to purchase or sell the BankFinancial stock, provision for any required cooling-off period, any certifications required by SEC regulation and such other information as the TCC may require. If the TCC approves the Restricted Stock Transactions set forth in the Trading Plan, it will so advise the Director, Officer, Other Restricted Person or Related Person in writing or by electronic mail, and the Director, Officer, Other Restricted Person or Related Person may thereafter conduct the Restricted Stock Transactions in accordance with the Trading Plan, as approved by the TCC, whether or not the date or dates of the transactions are inside or outside an Officer Trading Window. A Director, Officer (including an Executive Officer) or Other Restricted Person, or a Related Person of a Director, Officer or Other Restricted Person must immediately notify the TCC after the establishment of a Trading Plan and any termination thereof in order for the Company to satisfy its SEC disclosure requirements with respect to Trading Plans. A Director, Officer, Other Restricted Person or Related Person of a Director, Officer, Other Restricted Person cannot change, cancel or fail to implement a Trading Plan once it is approved by the TCC except as may thereafter be approved by the TCC and as permitted by applicable law and regulations.

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The TCC will in no event be deemed, by its approval of any Trading Plan, to have represented that the Trading Plan complies with Rule 10b5-1(c) of the Securities and Exchange Commission or to have assumed any liability or responsibility to any Director, Officer, Associate, Related Person or any third party if the Trading Plan does not comply with Rule 10b5-1(c).

INSIDER TRADING POLICY

IX.	REPORTING AND RECORDKEEPING

A.	ASSOCIATES

Subject to Section VII of this Policy, any Associate, and any Related Person of an Associate, who engages in Restricted Stock Transactions involving, in the aggregate, 1,000 or more shares of BankFinancial Stock in any calendar quarter shall report such Restricted Stock Transactions to the TCC on a form prescribed by the TCC no later than the fifth business day of next calendar quarter.

B.	OFFICERS

Subject to Section VII of this Policy, any Officer, and any Related Person of an Officer, who engages in any Restricted Stock Transactions at any time shall report such Restricted Stock Transactions to the TCC on a form prescribed by the TCC no later than the five business days after the date such Restricted Stock Transaction was consummated.

C.	DIRECTORS, EXECUTIVE OFFICERS AND OTHER RESTRICTED PERSONS

Subject to Section VII of this Policy, any Director or Executive Officer, and any Related Person of a Director or Executive Officer, who engages in any Restricted Stock Transaction or who transfers any BankFinancial Stock to any person, including a Related Person or any family member, shall, in addition to obtaining the prior approval of the TCC, file a report on Form 4 or Form 5, as applicable, with the Securities and Exchange Commission to the extent required and within the time period prescribed by the rules and regulations of the Securities and Exchange Commission. The TCC shall establish procedures for the timely filing of reports on Form 4 and Form 5 with the Securities and Exchange Commission by Directors and Executive Officers.

D.	RESTRICTED ACCOUNTS

The Board of Directors of BankFinancial may require any Director, Executive Officer, Officer or Other Restricted Person and their Related Persons to maintain all of their direct and indirect holdings of BankFinancial stock in a restricted securities account at a specific brokerage firm restricted by the TCC.

E.	TRADING WINDOWS NOT CONCLUSIVE

The Trading Windows established pursuant to this Insider Trading Policy take into account factors of administrative convenience, and the fact that a Trading Window has been established shall not constitute evidence or give rise to an inference that any person or entity subject to this Insider Trading Policy is in fact in possession of material nonpublic information concerning BankFinancial, or that the Board or the TCC believes such to be the case.

F.	APPLICATION TO FORMER DIRECTORS, OFFICERS AND ASSOCIATES

This Insider Trading Policy shall continue to apply to Directors, Officers and Associates following the termination of their employment with or service to BankFinancial for such additional period of time as the Director, Officer or Associate continues to be in possession of material nonpublic information relating to BankFinancial. Former Officers and Associates who continue to be participants in the BankFinancial 401(k) Plan shall also be subject to the restrictions set forth in Section VII of this Insider Trading Policy.

G.	APPLICATION TO STOCK REPURCHASE PLANS

BankFinancial Corporation shall observe the Trading Windows set forth in this Insider Trading Policy when implementing stock repurchases, provided that, on a case by case basis, the TCC may authorize BankFinancial Corporation to make stock repurchases outside of a Trading Window if it determines in writing that BankFinancial Corporation is not then in possession of material nonpublic information of a nature that would cause such stock repurchase to violate applicable federal securities laws.